SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007
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GENERAL STEEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
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STATE OF NEVADA	333-105903	412079252
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

100020
(Zip Code)

Room 2315, Kun Tai International Mansion Building, Yi No 12, Chao Yang Men Wai Ave.,
Chao Yang District, Beijing
(Address of Principal Executive Offices)

+ 86 (10) 58797346
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 13, 2007, the board of directors of the Company elected Mr. Chris Wang as a director on the board.

From 2005 to the present, Mr. Wang has served as chief financial officer of Fushi International, a company that engages in the manufacture and sale of bimetallic composite wire products, principally copper clad aluminum wires and copper clad steel wires. Prior to that Mr. Wang was Executive Vice President at Redwood Capital, where he helped private Chinese companies gain access to the US capital markets. From September 2002 through November 2004, Mr. Wang was an assistant Vice President in the portfolio management department at Century Investment Corporation and before that was an associate with the Credit Suisse First Boston investment banking team in Hong Kong. Additionally, he was the General Manager at Southern Africa Tractor Manufacturers. Mr. Wang received a degree in English from Beijing University of Science and Technology in 1994 and an M.B.A in Finance and Corporate Accounting from the University of Rochester in New York in 2002.

On the same day, the board of directors of the Company accepted resignation of Mr. Wang Guodong from the board of directors. Mr. Wang resigned due to personal reasons.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

The following exhibit is filed as part of this report:

99.1  Press Release of General Steel Holdings Inc., dated November 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2007	GENERAL STEEL HOLDINGS, INC.
(Registrant)

By: /s/ John Chen
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Name: John Chen
Title: Chief Financial Officer